EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

        Pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, I, Gordon L. Ellis, President and Chief Executive Officer of International Absorbents Inc., certify that:

1.

To my knowledge, this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

To my knowledge, the information in this report fairly presents, in all material respects, the financial condition and results of operations of International Absorbents Inc. as of October 31, 2008.

Date: December 15, 2008	By:	/s/ GORDON L. ELLIS
Gordon L. Ellis
President and Chief Executive Officer)